Exhibit 10.4

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”) is made by and between Craig Smith (“Employee”) and Vacasa LLC (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee’s employment with the Company will end as of the Separation Date (as defined below); and

WHEREAS, Employee and the Company want to establish the obligations of the Parties including, without limitation, all amounts due and owing to Employee.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.Separation Date. Employee’s status as an employee and officer of the Company, and as an officer of each of its parents, subsidiaries and affiliates, shall end effective as of March 13, 2023 (the “Separation Date”). Employee hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Employee’s status as an officer of the Company and as an officer of each of its parents, subsidiaries and affiliates as of the Separation Date.

2.Final Paycheck: Accrued Wages and Expenses. Employee shall be entitled to the following in connection with Employee’s separation from employment on the Separation Date, regardless of whether Employee executes the Release (as defined below).

a.Final Paycheck. On the Separation Date, the Company will pay Employee all accrued but unpaid base salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings.

b.Business Expenses. The Company shall reimburse Employee for all outstanding expenses incurred prior to the Separation Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to any Company policy or requirement with respect to expense reimbursement.

3.Severance Payments and Benefits. Without admission of any liability, fact or claim, subject to (i) the execution of this Agreement, (ii) Employee’s employment terminating on the Separation Date, (iii) Employee’s continued compliance with the terms and conditions of the At-Will Employment, Confidential Information, Non-Competition, Non-Solicitation and Invention Assignment Agreement between Employee and the Company dated April 6, 2021 (the “Confidentiality Agreement”), and (iv) Employee’s delivery to the Company of a copy of the Release Agreement attached hereto as Exhibit A signed on or after the Separation Date, that becomes effective and irrevocable within 30 days following the Separation Date (the “Release”):

a.Cash Severance. The Company shall pay Employee an amount equal to eight months of Employee’s annual base salary, at the rate in effect immediately prior to the Separation Date. Such payment shall be made in a cash lump sum on the Company’s first regular payroll date following the date the Release becomes effective and irrevocable.

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b.COBRA Payment. The Company will pay Employee $16,000, which is approximately equivalent to the costs of eight months of premiums for continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Such payment shall be made in a cash lump sum, subject to applicable withholdings, on the Company’s first regular payroll date following the date the Release becomes effective and irrevocable.

4.Confidentiality. Employee agrees (to the extent not publicly filed) to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Agreement Information”). Except as required by law, and to the extent not publicly filed, Employee may disclose Agreement Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Agreement Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Agreement Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Agreement Information.

5.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

6.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.

7.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

8.Severability. In the event that any provision or any portion of any provision of this Agreement becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

9.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

10.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the person signing on behalf of the Company below (or such other representative of the Company specifically authorized to agree to modifications of this Agreement).

11.Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Colorado.

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12.Counterparts. This Agreement may be executed in counterparts and electronically or by facsimile, and each counterpart and electronic copy or facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

13.Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between Employee and the Company concerning the subject matter hereof, and supersedes and replaces any other agreements or understandings regarding the same.

14.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party. Employee acknowledges that:

(1)Employee has read this Agreement;

(2)Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(3)Employee understands the terms and consequences of this Agreement and of the releases it contains;

(4)Employee is fully aware of the legal and binding effect of this Agreement; and

(5)Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

(signature page follows)

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CRAIG SMITH, an individual

Date:	February 6, 2023	/s/ Craig Smith
Craig Smith

VACASA LLC

Date:	February 6, 2023	/s/ Jamie Cohen
Jamie Cohen
Chief Financial Officer

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Exhibit A

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) is made by Craig Smith (“Employee”) in favor of Vacasa LLC (the “Company”) and the Releasees (as defined below), effective as of the Effective Date (as defined below).

1.Release of Claims. For purposes hereof, “Releasees” refers to the Company and its parents, subsidiaries and affiliated partnerships and entities, including Vacasa Holdings LLC and Vacasa, Inc., their respective predecessors, successors and assigns, and each of their respective current and former officers, managers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees and divisions. In exchange for the benefits set forth in the Separation and Release Agreement (the “Separation Agreement”) to which this Agreement is an exhibit, Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby unconditionally, irrevocably, absolutely and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees, related in any way to the transactions or occurrences, including acts or omissions, between Employee and any of the Releasees, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with the Company and the termination of Employee’s employment, arising at any time up to and including the date Employee signs this Agreement, including, without limitation, claims for: violation of any written or unwritten contract, agreement, policy, plan or covenant of any kind; discrimination, harassment or retaliation on any basis; wrongful termination; personal injury; defamation; invasion of privacy; infliction of emotional distress; negligence; fraud; breach of fiduciary duty; breach of good faith and fair dealing; any other tort or violation of any public policy or common law of any jurisdiction; and violation of any foreign, federal, state, or local law, including any constitution, statute, ordinance, regulation, or order, including, but not limited to violations of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Family Medical Leave Act, the Worker Adjustment and Retraining Notification, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act and the Fair Labor Standards Act, each as amended; and any and all claims for attorneys’ fees and costs.

2.Final and Complete Release. Employee declares and represents that Employee intends this Agreement to be complete and not subject to any claim of mistake, and that the Release of Claims herein above in Section 1 (the “Release of Claims”) expresses a full and complete release, and Employee intends the release herein to be final and complete. Employee executes this Agreement with the full knowledge that the Release of Claims covers all possible claims against the Releasees, to the fullest extent permitted by law.

3.Claims Not Released. The Release of Claims does not extend to any obligations incurred under the Separation Agreement, for example, the right to enforce the Company’s obligations under Section 3 of the Separation Agreement. The Release of Claims does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). The Release of Claims does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits.

4.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

5.Restrictive Covenants. Employee agrees to comply with all restrictive covenants set forth in the Confidentiality Agreement (as defined in the Separation Agreement), which shall remain in full force and effect pursuant to their terms, and which is a material condition to receipt of the consideration set forth in Section 3 of the Separation Agreement. Notwithstanding anything to the contrary in Section 5 of the Confidentiality Agreement, Employee may keep certain Electronic Media Equipment

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(as defined in the Confidentiality Agreement) upon receipt of the Company’s express written permission, provided that in any such case, Employee will have no rights to use, access or retain any Company information, including but not limited to any Company Confidential Information, and any such Company information must be returned to the Company in accordance with the requirements set forth in the Confidentiality Agreement.

6.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

7.No Liens. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

8.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity, nor require disclosure to the Company of Employee’s participation or engagement in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean (a) filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), provided, Employee does release Employee’s right to receive damages or other relief from any such investigation or proceeding, or (b) disclosing or discussing conduct occurring at the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee (whether on or off the employment premises), that Employee reasonably believes under Colorado state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, sexual harassment, or sexual assault, or that is recognized as against a clear mandate of public policy. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

9.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

10.Non-disparagement. Except as otherwise provided in Section 8 above, Employee agrees that Employee will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or criticize the personal and/or business reputations, practices or conduct of the Company or any of the other Releasees. Employee’s obligations under this Section shall not be construed as restricting Employee from making truthful statements under oath in any lawsuit or other proceeding. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.

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The Company will instruct the members of its executive team and its Board of Directors not to make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or criticize the personal and/or business reputations of Employee.

11.Twenty-One Days to Consider Agreement. The Company hereby advises Employee in writing to consult with an attorney before executing this Agreement. Employee acknowledges Employee has been provided with at least 21 days within which to review and consider this Agreement before signing it. Should Employee decide not to use the full 21 days, then Employee knowingly and voluntarily waives any claim that Employee was not in fact given that period of time or did not use the entire 21 days to consult an attorney and/or consider this Agreement. Employee acknowledges that the Company has not asked Employee to shorten the 21-day time period for consideration of whether to sign this Agreement. Employee agrees that any changes, whether material or immaterial, to this Agreement, do not restart the running of the 21-day period.
12.Right of Revocation. Employee may revoke this Agreement for up to seven days following Employee’s execution of this Agreement and it shall not become effective or enforceable until the revocation period has expired. Such revocation must be in writing by email addressed to and received by Jamie Cohen at jamie.cohen@vacasa.com not later than 11:59 p.m. on the seventh day following the date of execution of this Agreement by Employee. If Employee fails to return Employee’s executed Agreement within the 21-day review period or if Employee revokes this Agreement under this Section, this Agreement shall not be effective or enforceable, and Employee will not receive the benefits described in Section 3 of the Separation Agreement.

13.Effective Date. If Employee does not revoke this Agreement in the time frame specified in the preceding Section, the Agreement shall be effective at 12:00 a.m. on the eighth day after it is signed by Employee (the “Effective Date”).

14.Severability. In the event that any provision or any portion of any provision of this Agreement becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

15.Attorneys’ Fees. In the event that either party brings an action to enforce or effect its rights under this Agreement or the Separation Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

16.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a representative of the Company specifically authorized to agree to modifications of this Agreement.

17.Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Colorado.

18.Execution. This Agreement may be executed electronically or by facsimile, and each electronic copy or facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement.

19.Entire Agreement. This Agreement, together with the Separation Agreement and the Confidentiality Agreement, constitutes the entire agreement between Employee and the Company concerning the subject matter hereof, and supersedes and replaces any other agreements or understandings regarding the same.

20.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

a.Employee has read this Agreement;
b.Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

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c.Employee has received payment for all salary and other wages and benefits accruing through the Separation Date, as well as payment for all reimbursable business expenses, and has vested into each equity award to the extent Employee has a right to vest into such award pursuant to its terms through the Separation Date;
d.Employee has received all paid or unpaid time off, accommodations, and other benefits, if any, required under applicable law during Employee’s employment with the Company;
e.Employee understands the terms and consequences of this Agreement and of the releases it contains;
f.Employee is fully aware of the legal and binding effect of this Agreement; and
g.Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

Dated:
CRAIG SMITH

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